SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 8, 2005

OCA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13457 (Commission File Number)	72-1278948 (I.R.S. Employer Identification Number)

3850 N. Causeway Boulevard, Suite 800 Metairie, Louisiana* (Address of Principal Executive Offices)	70002* (Zip Code)
(504) 834-4392*
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed from Last Report)
* Temporary address and telephone number due to the Hurricane Katrina evacuation are:
1451 West Cypress Creek Road, Ft. Lauderdale, FL 33309, (888) 622-7645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 8, 2005, the New York Stock Exchange (the “NYSE”) notified us of its decision to suspend trading and seek delisting of our common stock due in part to our failure timely to file our Form 10-K for the fiscal year ended December 31, 2004 and our quarterly reports for fiscal 2005. Application by the NYSE to the Securities and Exchange Commission (the “SEC”) to delist our common stock is pending the completion of applicable procedures, including any appeal by us of the NYSE’s staff decision, and we intend to appeal this decision. The NYSE did not cite any rule that it claimed we violated but instead asserted its general right to seek delisting when it deems appropriate. A copy of the NYSE’s letter to us notifying us of its decision to suspend trading and seek delisting of our common stock is attached to this Form 8-K as Exhibit 99.1.
     OCA has been unable to complete the current financial statement filing requirements with the SEC due to the ongoing investigation of our Board’s Special Committee, the recent disruptions, displacements and delays caused by Hurricanes Katrina, Rita and Wilma, and other events disclosed in our Forms 8-K filed on June 7th, November 4th and November 7th of this year. A copy of OCA’s press release announcing the suspension and possible delisting of its shares is attached to this Form 8-K as Exhibit 99.2 and is incorporated by reference.
     OCA is now quoted on the Pink Sheets Electronic Quotation Service following the suspension and possible delisting under the symbol.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits
99.1	Letter dated November 8, 2005 to OCA, Inc. from the New York Stock Exchange.

99.2	Press Release dated November 14, 2005 announcing suspension and possible delisting of shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCA, INC.
By:	/s/ Bartholomew F. Palmisano, Sr.
Bartholomew F. Palmisano, Sr.
Chairman of the Board, President and Chief Executive Officer

Date: November 14, 2005

Exhibit Index

Exhibit
Number	Description
99.1	Letter dated November 8, 2005 to OCA, Inc. from the New York Stock Exchange.
99.2	Press Release dated November 14, 2005 announcing suspension of shares on NYSE.